UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Middlesex Water Company
(Name of Registrant as Specified In Its Charter)

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1500 Ronson Road P.O. Box 1500 Iselin, New Jersey 08830-0452 Tel. (732) 634-1500 Fax (732) 638-7515 NASDAQ Stock Market Symbol: MSEX April 11, 2008

Dear Stockholder:

You are cordially invited to attend Middlesex Water Company’s Annual Meeting of Stockholders.  The meeting will be held on Wednesday, May 21, 2008 at 11:00 a.m. at the office of the Company, 1500 Ronson Road, Iselin, New Jersey.

Information about the meeting is presented in the following Notice of Annual Meeting of Stockholders and Proxy Statement.  The Company’s Annual Report for the year ended December 31, 2007 accompanies this proxy statement.

At the meeting, management will report on the company’s financial status, operations and other activities during 2007 and our outlook and goals for 2008.  We welcome this opportunity to meet with our stockholders and look forward to your comments and questions.

We hope that you will plan to attend the annual meeting.  If you are unable to attend in person, we urge you to participate in the meeting by voting your shares of common stock by signing, dating and completing the enclosed proxy and returning it in the accompanying envelope.  Please refer to the instructions on the enclosed proxy card.

We look forward to seeing you on May 21st.

Sincerely,

J. Richard Tompkins
Chairman of the Board

A Provider of Water, Wastewater and Related Products and Services

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1500 Ronson Road
Iselin, New Jersey  08830-0452
732-634-1500
www.middlesexwater.com

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Middlesex Water Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey on Wednesday, May 21, 2008 at 11:00 a.m. to consider and vote upon the following proposals:

1. Election of three members of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2011, and in each case until their respective successors are elected and qualify.

2. Approval of the new 2008 Restricted Stock Plan.

3. Approval of an Outside Director Stock Compensation Plan.

We may also transact any other business as may properly come before the meeting.

Shareholders of record of the Company’s common stock as of the close of business on March 14, 2008 are entitled to receive notice of the annual meeting and to vote.  Shareholders who hold shares in street name may vote through their brokers, banks or other nominees.

YOUR VOTE IS IMPORTANT.  Whether or not you plan to attend the annual meeting, I urge you to vote.  Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible.  If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of the Directors and Management.

Sincerely,
By Order of the Board of Directors,

KENNETH J. QUINN
Vice President, General Counsel,
Secretary and Treasurer

April 11, 2008

YOUR VOTE IS IMPORTANT!
To assure your representation at the meeting, please mail the enclosed proxy promptly.

ABOUT THE ANNUAL MEETING

Questions and Answers

Why have I received these materials? The enclosed proxy is solicited by and on behalf of the Board of Directors of Middlesex Water Company for use at the Annual Meeting of Stockholders to be held on May 21, 2008.  This proxy statement, together with the proxy card and our 2007 Annual Report, is being mailed to stockholders on or about April 11, 2008.

How are proxies being solicited? In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing.  The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegram, facsimile, electronic mail or in person by Directors, Officers and employees of the Company.  The cost of soliciting proxies will be borne by the Company.

Who may vote?  You are entitled to vote if our records show you held one or more shares of the company’s common stock at the close of business on March 14, 2008, which we refer to as the record date.    At that time,  13, 262,182 shares of common stock were outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held.

How do I vote shares registered in my name? If you owned shares of common stock in your own name on the record date, then you are a holder of record.  This means you may use the enclosed proxy card to tell the company representatives how to vote your shares.  Be sure to sign, date and mail the proxy card in the envelope that we have included with the proxy card.

How do I vote shares held by a broker?  If a broker, bank or other nominee holds shares of common stock for your benefit, and the shares are not in your name on the company’s stock transfer records, then you are considered a “beneficial owner” of those shares.  Shares held this way are sometimes referred to as being held in “street name.”    In that case, your broker, bank or other nominee will send you instructions on how to vote.

What am I voting on? You are voting on THREE proposals. 1) Election of three members of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2011, and in each case until their respective successors are elected and qualify.  2) Approval of the new 2008 Restricted Stock Plan, and 3) Approval of an Outside Director Stock Compensation Plan.

What are the voting recommendations of the Board?  The Board’s recommendation for each proposal is set forth in this proxy statement together with the description of each proposal.  In summary, the Board recommends a vote: FOR Proposal 1 to elect three Class III directors; FOR Proposal 2 to approve the new 2008 Restricted Stock Program; and FOR Proposal 3 to approve the Outside Director Stock Compensation Plan.

Will any other matters be voted on?  We are not aware of any other matters that you will be asked to vote on at the Annual Meeting.

Votes required for approval. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. For the approval of the new 2008 Restricted Stock Plan and the Outside Director Compensation Stock Plan, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy,  and entitled to vote on the item will be required.  Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

Can I change my vote after I have returned my proxy card? Yes. The giving of a proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

Who will count the vote?  Votes will be counted by representatives of our transfer agent, Registrar & Transfer.  Its representatives will serve as inspectors of the election.

What does it mean if I get more than one proxy card?  It means your shares are held in more than one account.  You should vote the shares on all your proxy cards using the methods available.

Who can attend the Annual Meeting?  All shareholders of record as of the close of business on March 14, 2008 can attend the meeting. Seating, however, is limited. Attendance at the Annual Meeting will be on a first arrival basis.

Will there be a management presentation at the Annual Meeting?  Yes. Management will give a brief presentation during the meeting.

Can I bring a guest?  While bringing a guest is not prohibited, please be aware that seating availability at the Annual Meeting may be limited.

When are shareholder proposals due for the 2009 Annual Meeting? Should a stockholder intend to present a proposal at the annual meeting to be held in the year 2009, you must submit your proposal to the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, not later than December 12, 2008, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2009 Annual Meeting.

Is this proxy statement available online?  Yes. This proxy statement and our 2007 Annual Report is available on our website at www. middlesexwater.com

GOVERNANCE

Board Matters
Management of the Company is under the general direction of the Board of Directors who are elected by the stockholders.  The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances.  The Board of Directors held twelve meetings and the Board Committees held twenty-three meetings during the year 2007.  Each incumbent Director attended 95% or more of the total number of meetings of the Board and Committees on which each served.

The table below provides committee assignments for each of the Board Committees during 2007:

Board Committee Assignments

NAME	AUDIT	CAPITAL IMPROVEMENT	COMPENSATION	CORPORATE GOVERNANCE	NOMINATING	PENSION	AD HOC PRICING
Annette Catino	x		x		x		x*
John C. Cutting	x	x*				x*	x
John R., Middleton, M.D.	x		x	x
John P. Mulkerin	x*+			x	x	x
Walter G. Reinhard		x		x*		x
Jeffries Shein			x*	x	x*	x	x
J. Richard Tompkins		x			x		x

* Indicates Committee Chair
+ Indicates Audit Committee Financial Expert

Committees of the Board

Audit Committee

The Audit Committee reviews with the independent registered public accounting firm the scope of the annual audit; receives and reviews the independent registered public accounting firm’s annual report; reviews the independence of the independent registered public accounting firm, services provided by them and their fees; recommends to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K; and is directly responsible for the appointment of an independent registered public accounting firm for the following calendar year.  In February 2008, the  Board of Directors re-approved the written Charter for the Audit Committee.  The Committee held four meetings and one teleconference meeting during 2007.  All of the members of the Audit Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ.

Capital Improvement Committee

The Capital Improvement Committee reviews and approves the Capital Budget and the long-term capital planning needs.  The Committee also monitors capital projects and expenditures during the year.  In April 2007, the Board of Directors approved a written Charter for the Capital Improvement Committee.   The Committee held three meetings during 2007.

Compensation Committee

The Compensation Committee reviews and makes recommendations to the Board of Directors as to the salaries, benefits and incentive compensation of the Executive Officers of the Company. Executive Officer incentive compensation is awarded under the Restricted Stock Plan.  (Please refer to page 13 for a description of the Restricted Stock Plan.)  In February 2008, the Board

of Directors re-approved a written Charter for the Compensation Committee.  The Committee held four meetings and one teleconference meeting during 2007.  All of the members of the Compensation Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ.

Corporate Governance Committee

The Corporate Governance Committee reviews and makes recommendations relating to the governance of the Company, the performance and composition of the Board and Board committees, succession planning and significant organization changes.  In February 2008, the Board of Directors re-approved a written Charter for the Corporate Governance Committee. The Committee held four meetings during 2007.

Nominating Committee

The Nominating Committee makes recommendations to the Board of Directors with respect to nominations for the Board.  The Nominating Committee screens candidates considered for election to the Board.  In this capacity, the Committee concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Nominating Committee or referred by other Board members, management, shareholders or external sources.  In January 2008, the Board of Directors re-approved a written Charter for the Nominating Committee.  The Committee held two meetings during 2007.  All of the members of the Nominating Committee have been determined by the Board to be independent directors as defined in the listing standards of NASDAQ, except for J. Richard Tompkins.  Mr. Tompkins is Chairman of the Board and past president of the Company.  His professional expertise and role as a community resource are particularly useful in service on this Committee. While he is not an independent director under NASDAQ listing rules, the Board has determined that the best interests of the Company and its shareholders would be served by Mr. Tompkins’ appointment to this Committee.

The Nominating Committee will consider stockholders’ recommendations for nominees for election to the Board of Directors.  Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey  08830-0452; or sent via the internet to the following e-mail address: kquinn@middlesexwater.com.  Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended, including appropriate references.  The Committee shall make inquiry of all references and any other areas deemed appropriate in fulfilling its obligations.  The Secretary of the Company should receive any nominations for Director by the close of business on December 12, 2008, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2009 Annual Meeting of Stockholders.

Pension Committee

The Pension Committee reviews investment policies and determines recommended investment objectives for the Company’s Pension and Retiree Welfare Plans.  The Committee also reviews the performance of the Company’s 401(k) Plan Administrator and reviews options offered in the Company’s 401(k) plan.  The Committee meets quarterly with the Company’s outside Investment Managers.  In January 2008, the Board of Directors re-approved a written Charter for the Pension Committee.  The Committee held four meetings during 2007.

Ad Hoc Pricing Committee

The ad hoc Pricing Committee meets, as needed, to review financial matters including, but not limited to, the pricing and issuance of common stock and corporate bonds.  The Committee did not meet in 2007.

Availability of Corporate Governance Materials

The Board of Directors has adopted a Code of Conduct that applies to all of our Directors, Officers and employees.   The Company’s Code of Conduct as well as the charters for the Audit, Capital Improvement, Compensation, Corporate Governance, Nominating and Pension Committees are available on our website www.middlesexwater.com under the heading Investor Relations—(Corporate Governance).  The foregoing  information is available in print to any shareholder who requests it.  Requests should be addressed to Kenneth J. Quinn, Vice President, General Counsel, Secretary and Treasurer, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey  08830-0452.

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 14, 2008, beneficial ownership of Middlesex Water Company Common Stock by the elected Directors, Executive Officers named in the table appearing under Executive Compensation, and all elected Directors and Executive Officers as a group.  Jeffries Shein owned 2.15% of the shares outstanding on March 14, 2008. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 14, 2008.

Name	Amount and Nature of Beneficial Ownership (1)
Directors
Annette Catino	8,421
John C. Cutting	36,611
John R. Middleton, M.D.	6,641
John P. Mulkerin	25,000
Walter G. Reinhard	2,280
Jeffries Shein	284,958
J. Richard Tompkins	38,962

Named Executive Officers
Dennis W. Doll	12,511
A. Bruce O’Connor	29,510
Kenneth J. Quinn	4,026
Richard M. Risoldi	11,273
Ronald F. Williams	19,385
All elected Directors and Executive Officers as a group including those named above.	495,211	*

* 3.73% of the shares outstanding on March 14, 2008.

The following table sets forth information made known to the Company as of March 14, 2008, of any person or group to be the beneficial owner of more than five percent of the Company's Common Stock:

Name and Address	Number of Shares Beneficially Owned and Nature of Beneficial Ownership	Percent of Class

Verona Construction Company	700,000	5.28%
Wilmington, Delaware 19801

(1) Beneficial owner has sole power to vote and dispose of such shares.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Nominating Committee has recommended to the Board the following candidates for election at the Annual Meeting of Stockholders:  John R. Middleton, M.D., Jeffries Shein and J. Richard Tompkins.  These candidates are to be elected each to hold office until the Annual Meeting of Stockholders in the year 2011, and until their respective successors are elected and qualified.  The present terms of Class III directors expire at the year 2008 Annual Meeting.

Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy.  Directors shall be elected by a plurality of the votes cast at the election.  If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.

There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2008 Annual Meeting, age as of the date of the Annual Meeting, Class, the period of service as a Director of the Company, and business experience during the last five years.

RECOMMENDATION

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 1, the election of John R. Middleton, M.D., Jeffries Shein and J. Richard Tompkins.

NOMINEES FOR ELECTION AS
DIRECTORS WITH TERMS EXPIRING IN 2011 – CLASS III

JOHN R. MIDDLETON, M.D.,  age 63, became a director of the Company in 1999.  He is the former Chair of the Department of Medicine and former Chief Medical Officer of Raritan Bay Medical Center and is currently engaged in the private practice of Infectious Diseases.  He is a Fellow of the American College of Physicians and a Fellow of the Infectious Diseases Society of America.  Dr. Middleton is a Member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee. (1)

JEFFRIES SHEIN,  age 68, became a director of the Company in 1990. He is a Managing Partner of JGT Management Co., LLC, a management and investment firm, since 2003 and formerly a Partner of Jacobson, Goldfarb & Tanzman Associates, Woodbridge, New Jersey, a commercial real estate brokerage firm, since 1972.  He is a Director of Raritan Bay Medical Center and a Director of The Provident Bank.  Mr. Shein is Chairman of the Compensation Committee and the Nominating Committee and a Member of the Corporate Governance Committee, Pension Committee and the ad hoc Pricing Committee. (1)

J. RICHARD TOMPKINS,  age 69, became a director of the Company in 1981.  He has served as Chairman of the Board of the Company since May 1990 and was President from May 1981-2003.  Mr. Tompkins is a past President of the National Association of Water Companies and the New Jersey Utilities Association.  He is past Director and Chairman of Tidewater Utilities, Inc. (TUI), White Marsh Environmental Systems, Inc., (a subsidiary of TUI), Pinelands Water Company, Pinelands Wastewater Company, Utility Service Affiliates, Inc., Utility Service Affiliates (Perth Amboy) Inc., and Bayview Water Company.  He currently serves as a member of the Capital Improvement Committee, the Nominating Committee and the ad hoc Pricing Committee.

(1) This director has been determined by the Board of Directors to be independent under the applicable listing standards of NASDAQ.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2008 ANNUAL MEETING AND
WHO ARE NOT SUBJECT TO ELECTION THIS YEAR

Class I – Directors Whose Terms Expire in 2009

JOHN C. CUTTING,  age 71, became a director of the Company in 1997.  Prior to his retirement he served as Senior Engineer, Science Applications International Corporation, specialists in information, energy and military systems, Pittsburgh, Pennsylvania.  He is Chairman of the Pension Committee and Capital Improvement Committee and a Member of the Audit Committee and ad hoc Pricing Committee.  Mr. Cutting serves as a Director of Tidewater Utilities, Inc. (TUI), Tidewater Environmental Services, Inc. and White Marsh Environmental Systems, Inc. (1)

JOHN P. MULKERIN,  age 70, became a director of the Company is 1997.  Prior to his  retirement, he served as President and Chief Executive Officer of First Sentinel Bancorp, Inc., Holding Company for First Savings Bank, Perth Amboy, New Jersey and was a member of the Boards of Directors of said Companies.  First Sentinel Bancorp, Inc. was acquired by Provident Financial Services, Inc., the Holding Company for The Provident Bank.  Mr. Mulkerin currently serves on the Boards of Directors of both of those Companies.  Mr. Mulkerin is a Director of Raritan Bay Medical Center, Daytop Village Foundation and Middlesex County College.  He is Chairman of the Audit Committee and the Audit Committee Financial Expert; and a Member of the Corporate Governance Committee, Nominating Committee and Pension Committee. (1)

DENNIS W. DOLL,  age 49,  was named President and Chief Executive Officer and became a Director of Middlesex effective January 1, 2006.  Mr. Doll joined the Company in November 2004 as Executive Vice President.  Prior to joining the Company, Mr. Doll was employed by Elizabethtown Water Company since 1985, serving most recently as a member of the senior leadership team of the Northeast Region of American Water, which was comprised of Elizabethtown Water Company, New Jersey-American Water Company and Long Island Water Corporation and included other regulated and non-regulated subsidiaries.  Mr. Doll serves as Director and Chairman of Tidewater Utilities, Inc. (TUI), Tidewater Environmental Services, Inc.; White Marsh Environmental Systems, Inc., a subsidiary of TUI; Pinelands Water Company and Pinelands Wastewater Company; Utility Service Affiliates, Inc., and Utility Service Affiliates (Perth Amboy) Inc. since January 1, 2006.

(1)  This director has been determined by the Board of Directors to be independent under the applicable listing standards of NASDAQ.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2008 ANNUAL MEETING AND
WHO ARE NOT SUBJECT TO ELECTION THIS YEAR

Class II – Directors Whose Terms Expire in 2010

ANNETTE CATINO, age 51, became a director of the Company in 2003.  She is President and CEO of QualCare Alliance Networks, Inc., Piscataway, New Jersey, a managed care organization, since 1991, of which she serves as a Director.  Ms. Catino is a Director of Caucus NJ Educational Corporation, Northfield Savings Bank, Corp. and The Val Skinner Foundation.  Ms. Catino is Chairwoman of the ad hoc Pricing Committee and a Member of the Audit Committee, the Compensation Committee and the Nominating Committee. (1)

WALTER G. REINHARD, age 62, became a director of the Company in 2002.  He is a Partner of the law firm of Norris, McLaughlin & Marcus, P.A. of Bridgewater, New Jersey, since 1984. Mr. Reinhard serves as a Director of the Fanwood-Scotch Plains YMCA.  Mr. Reinhard is Chairman of the Corporate Governance Committee and a Member of the Capital Improvement Committee and the Pension Committee. (2).

(1)  This director has been determined by the Board of Directors to be independent under the applicable listing standards of NASDAQ.

(2)  Norris, McLaughlin & Marcus, P.A., provides legal services to the Company in the areas of corporate and regulatory matters.

PROPOSAL 2 – APPROVAL OF THE NEW 2008 RESTRICTED STOCK PLAN

The Board of Directors unanimously recommends that the stockholders approve the adoption of the new 2008 Restricted Stock Plan.

The Company proposes to issue up to 300,000 shares of Common Stock, No Par Value, through its 2008 Restricted Stock Plan (hereinafter the “Plan”).  A copy of the Plan is attached hereto as Exhibit A.

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing long-term incentives, in addition to current compensation, to attract and retain certain key executives and other employees of the Company who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company. Among the factors generally considered in determining eligibility for an award under the Plan are (a) Financial Goals, designed to continuously improve shareholder returns; (b) Operational Goals, a focus on training, development, operational excellence and service quality; and (c) Leadership Goals, designed to instill a Company culture based on ethical behavior, mutual respect, open and honest communications and continued improvement and accountability of performance.

The Plan is to be administered by the Compensation Committee of the Company’s Board of Directors.  This Committee shall have the general administrative authority concerning the Plan and shall have the exclusive power to select the officers and other employees to be granted awards under the Plan.

The Plan is similar to its predecessor, the 1997 Plan, which, by its terms, has now ended.

RECOMMENDATION
The Board of Directors unanimously recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3 – APPROVAL OF AN OUTSIDE DIRECTOR  STOCK COMPENSATION PLAN

The Board of Directors unanimously recommends that the stockholders approve the adoption of an Outside Director Stock Compensation Plan.  A Copy of the Plan is attached hereto as Exhibit B.

The purpose of the Outside Director Stock Compensation Plan (the “Plan”) is to promote the interests of the Company and its stockholders by attracting and retaining Outside Directors of outstanding ability and strengthening the link between the Company’s Outside Directors and the Company’s stockholders by paying such directors a portion of their compensation in Common Stock, thereby increasing their vested interest in the future successes of the Company.

The Plan shall be administered by the Board.  The Board shall have the authority, subject to the terms of this Plan, to determine the amount of annual Grants to each member of the Board (which need not be the same for each member), any restrictions or terms applicable to such Grants, and to interpret the terms of this Plan.  Any determination made by the Board in accordance with the provisions of the Plan with respect to any Grant shall be made in the sole discretion of the Board, and all decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all persons having an interest in the Plan.

Participation in this plan will be limited to Outside Directors of the Company.  The Plan shall be effective as of July 1, 2008 provided it is approved by the Company’s stockholders at the Annual Meeting to be held on May 21, 2008 or, in any event, not later than twelve months following the proposed Effective Date, and further provided that all required regulatory approvals have been obtained.

All costs and expenses of the adoption and administration of the Plan shall be borne by the Company and none of such expenses shall be charged to any Participant.

RECOMMENDATION
The Board of Directors unanimously recommends that stockholders vote FOR Proposal 3.

COMPENSATION DISCUSSION & ANALYSIS

The Compensation Discussion & Analysis (CD&A) describes the Company’s compensation objectives, policies and basis for determinations of Compensation for the Named Executive Officers and the other executive officers of the Company (hereinafter, collectively referred to as the “Executive Officers”).

The Company’s compensation objectives and policies applicable to the Executive Officers seek to incent the advancement of three corporate priorities which are desirable and necessary for the Company to achieve its expressed vision and strategy in the creation of long-term shareholder value.  Those corporate priorities are (1) profitable growth; (2) operational excellence; and (3) developing the technical and management skills of the Company employees.  In order to achieve the vision of the Company, and execute the strategies needed to achieve that vision,  the Company’s compensation and benefits programs are designed to (a) attract and retain qualified executives; (b) support short and long-term goals and objectives of the Company and; (c) appropriately reward individuals for their contribution to the Company’s success.  These programs are directly related to the creation of value for shareholders through progress in the three corporate priorities listed above.

In order to achieve progress in the three priorities above, the Company, through the Executive Officers, sets goals each year for incentive compensation purposes which are consistent with those priorities.  Each goal is designed to be specific, measurable, achievable with effort, relevant and time-bound.

Consistent with the Company’s corporate priorities, expectations are established for the Executive Officers in the following three areas:
A. Financial – Executive Officers are expected to deliver appropriate shareholder returns to ensure competitive performance in relation to the Company’s peer group of publicly-traded companies.
B. Operational –Executive Officers continue to diligently implement and manage the Company’s policies, procedures, processes and programs for compliance with regulatory requirements.  The Executive Officers are expected to attract and retain qualified employees and keep appropriate focus on training and development.  The Executive Officers fully develop, implement and manage succession plans. They are expected to maintain open, honest and frequent communications with employees at all levels regarding their professional development, career paths, performance and other areas of opportunity for both themselves and for the Company.  The Executive Officers develop and execute plans to grow the business, in terms of both customers and profits.  The Company, through its Executive Officers, continues to manage to high standards for water quality, service delivery, asset management and other disciplines.  At the same time, the Executive Officers seek to control operating costs to the extent possible, to maximize shareholder returns and to maintain reasonable customer rates.
C.  Leadership –Executive Officers are expected to instill a Company culture based on ethical behavior, mutual respect, open and honest communications and a commitment to learning and continued improvement and accountability for performance.  By setting an example and “tone at the top” these values and behaviors are diligently instilled throughout the Company.

ELEMENTS OF COMPENSATION

The elements of compensation relevant to the Executive Officers consist of base salary, eligibility for incentive compensation through participation in the Company’s Restricted Stock Plan and participation in a Supplemental Executive Retirement Plan (SERP). In addition, the Executive Officers participate under the same terms and conditions in retirement, health and welfare plans that are generally available to all eligible employees.  All elements of compensation are further detailed in the tables contained herein.

Base salary levels are reviewed annually and are benchmarked against other companies, both utilities and non-utilities, at the State and national levels.  Independent salary studies are periodically conducted with the assistance of an outside consultant retained by the Compensation Committee.  Salaries for satisfactory performance are targeted at the median of the competitive market.  Individual performance of the executive is given appropriate consideration when setting salaries against the competitive market data.

The factors and criteria upon which the Chief Executive Officer’s (CEO) compensation is based generally include those discussed with respect to the other Executive Officers.  In addition, the Compensation Committee examines the effectiveness with which the CEO is managing the performance of the executive team.  Among the criteria to be used for evaluation are the following:  (a) Financial – to review the establishment and achievement of appropriate short and long-term financial objectives. (b) Operational – to determine that appropriate policies, procedures, processes and programs have been established and implemented so the Company is compliant under relevant regulatory polices; to ensure the development of effective recruitment, training, retention and personnel communications plans; to ensure the Company is both developing and executing initiatives on a timely basis; to promote efficiency and continuous improvement so results are tied to the strategic plan and budget that are focused on increased shareholder value, the quality of service delivery and employee satisfaction; and (c) Leadership – to ensure the CEO is leading the Company and setting strategies.  The Compensation Committee reviews the CEO’s performance in light of the corporate priorities mentioned above to determine how effectively the CEO is contributing to the delivery of the Company’s strategy and how effectively the CEO is aligning the organization to execute the strategies in order to achieve the desired results.

The Executive Officers are eligible to participate in a Supplemental Executive Retirement Plan (SERP) at the discretion of the Board of Directors.  A participant who retires on their normal retirement date, as defined in the SERP, is entitled to an annual retirement benefit of up to 75% of compensation, reduced by the primary social security benefit, and further reduced by any benefit payable from the Company’s qualified defined benefit pension plan.  Further reductions are made for benefits from prior employment where such benefits have accrued.  Generally, a participant is vested at ten (10) years of service, in the event of retirement or death or in the event of a Change In Control as described further herein.  Vesting does not occur with respect to separation from employment other than in the event of retirement, death or immediately, upon termination in connection with a Change In Control.  Annual benefits are generally payable, upon achieving normal retirement, for fifteen (15) years either to the participant or the participant’s beneficiary.  Retirement benefits may also be in the form of a single life annuity, joint and 50% survivor’s annuity, joint and 100% survivor’s annuity, single life annuity with a ten (10) year certain period or single life annuity with a fifteen (15) year certain period paid on an actuarial equivalent basis.

The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the SERP, except that upon a Change In Control, the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet the obligations under the SERP.  Absent a Change In Control, benefits are in the form of an unfunded obligation of the Company.

For the year 2007, the Company paid life insurance premiums for the Executive Officers which provides a pre-retirement net death benefit of 3 times base salary at date of death.

The Company has Change in Control Termination Agreements with the Executive Officers and these Change in Control Agreements are discussed hereinafter.

The Company maintains an incentive compensation program in the form of a Restricted Stock Plan for the purpose of attracting and retaining key executives and other employees having managerial responsibility who have contributed, or are likely to contribute, significantly to the short and long-term performance of the Company.  Awards under the Restricted Stock Plan are designed to enhance financial performance, quality service delivery and corporate efficiency through a performance-based restricted stock award.  Awards to the Executive Officers, other than the CEO, are recommended by the CEO and reviewed and approved by the Compensation Committee.  The CEO’s recommendations, and the Committee’s ultimate approval, are based upon an assessment of the achievement of various financial and non-financial objectives.  The criteria used in such assessment are selected and approved by the Committee.  After full review by the Compensation Committee, a report and recommendation is made to the full Board of Directors for final approval of the proposed restricted stock awards.  With respect to the CEO, the Compensation Committee makes its own evaluation and recommendation as to the amount of award to the CEO under the Restricted Stock Plan.  In determining the amount of the award for the CEO, the Compensation Committee will consider the correlation between the achievement of the Company’s goals and the incentive compensation awards.  The committee will ensure the CEO’s achievement of incentive compensation goals is consistent with overall performance, that is, it will seek to ensure critical core functions are not inappropriately compromised for the direct purpose of obtaining incentive compensation awards.  In addition, the Compensation Committee will seek to determine that all critical operational needs have been met before any consideration can be given to incentive compensation awards, regardless of any positive overall financial performance.  These critical functions include regulatory compliance, water quality, employee safety, reliability of assets, maintaining a well-trained and motivated work force and other important aspects of operations and administration.  All of these factors are incorporated into the determination of the Compensation Committee in terms of the amount of an award to the CEO under the Restricted Stock Plan.

All awards of restricted stock to the Executive Officers are made in accordance with the provisions of the Restricted Stock Plan.  Under such Plan, generally none of the awards of restricted stock vest until five (5) years from the date of grant.  However, all unvested awards become fully vested in the event of a Change In Control of the Company as defined in the Change In Control Agreements.  Under the provisions of the Restricted Stock Plan, dividends on unvested shares are paid to the awardees quarterly.

The Company believes each element of compensation and the Company’s decisions regarding such elements are consistent with the Company’s overall compensation objectives as expressed above.  The Company believes each element of compensation for the Executive Officers is fair and reasonable.  Such elements of compensation will help enable the Company to maintain a competitive compensation program among comparably sized utilities and other firms in general.

SUMMARY COMPENSATION TABLE – 2007
Name and Principal Position	Year	Salary ($)	Bonus ($)	(1) Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	(2) Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	(3) All other Compensation ($)	Total ($)
Dennis W. Doll, President and Chief Executive Officer	2007	326,746	n/a	42,230	n/a	n/a	9,943	18,613	397,532
	2006	298,477	n/a	28,875	n/a	n/a	7,494	17,630	352,477
A. Bruce O’Connor, VP and Chief Financial Officer	2007	195,116	n/a	28,001	n/a	n/a	23,816	15,385	262,318
	2006	188,488	n/a	24,063	n/a	n/a	25,824	15,920	254,296
Ronald F. Williams, VP Operations and Chief Operating Officer	2007	186,419	n/a	17,171	n/a	n/a	37,389	15,088	256,067
	2006	180,969	n/a	19,250	n/a	n/a	39,836	14,484	254,539
Richard M. Risoldi, VP-Subsidiary Operations	2007	165,181	n/a	24,257	n/a	n/a	23,518	14,533	227,489
	2006	157,704	n/a	25,025	n/a	n/a	21,793	12,778	217,300
Kenneth J. Quinn, V.P. General Counsel, Secretary and Treasurer	2007	149,646	n/a	18,966	n/a	n/a	22,528	13,345	204,485
	2006	144,269	n/a	19,250	n/a	n/a	14,349	12,734	190,602

(1)  The amounts in this column reflect the value of restricted stock awards made on October 1, 2007 and October 2, 2006, respectively.  Under the Restricted Stock Plan, however, these awards generally do not vest to the participants until the expiration of five years from the date of such award.  During such five-year period, the participants have contingent ownership of such shares, including the right to vote the same and to receive dividends thereon.
(2) The Company does not have any non-qualified deferred compensation plans or related earnings.
(3) The detail of “All Other Compensation” recognized for the benefit of the Named Executive Officers is set forth on Schedule A, as supplemental information to the Summary Compensation Table.

SCHEDULE - A
SUMMARY - ALL OTHER COMPENSATION – 2007
		Dividends on Restricted Stock	Personal Automobile Use	(4) Group Term Life Insurance Premiums	Board Fees	(4) 401(K) - Employer Match	Club Dues	Spouse Travel	Total - All Other Compensation
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)
Dennis W. Doll	2007	1,633	3,070	792	4,800	7,700	-	618	18,613
	2006	464	3,070	859	4,800	7,700	-	738	17,630
A. Bruce O'Connor	2007	4,859	2,683	437	-	6,829	-	577	15,385
	2006	4,536	2,683	418	-	6,317	1,000	966	15,920
Ronald F. Williams	2007	4,090	3,289	1,185	-	6,524	-	-	15,088
	2006	4,004	3,289	1,140	-	6,051	-	-	14,484
Richard M. Risoldi	2007	3,233	4,589	546	-	5,781	-	384	14,533
	2006	2,601	4,589	513	-	5,075	-	-	12,778
Kenneth J. Quinn	2007	2,274	4,934	900	-	5,237	-	-	13,345
	2006	1,560	4,863	856	-	4,830	-	625	12,734

(4) The benefits available to the Named Executive Officers under these programs are also available to all other employees of the Company.

GRANTS OF PLAN-BASED AWARDS – 2007
		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum (#)
Dennis W. Doll	10/1/2007	n/a	n/a	n/a	n/a	n/a	n/a	2,211	n/a	n/a
A. Bruce O'Connor	10/1/2007	n/a	n/a	n/a	n/a	n/a	n/a	1,466	n/a	n/a
Ronald F. Williams	10/1/2007	n/a	n/a	n/a	n/a	n/a	n/a	899	n/a	n/a
Richard M. Risoldi	10/1/2007	n/a	n/a	n/a	n/a	n/a	n/a	1,270	n/a	n/a
Kenneth J. Quinn	10/1/2007	n/a	n/a	n/a	n/a	n/a	n/a	993	n/a	n/a

OUTSTANDING EQUITY AWARDS – 2007
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dennis W. Doll	n/a	n/a	n/a	n/a	n/a	4,011	76,008	n/a	n/a
A. Bruce O'Connor	n/a	n/a	n/a	n/a	n/a	7,116	134,848	n/a	n/a
Ronald F. Williams	n/a	n/a	n/a	n/a	n/a	5,582	105,779	n/a	n/a
Richard M. Risoldi	n/a	n/a	n/a	n/a	n/a	5,220	98,919	n/a	n/a
Kenneth J. Quinn	n/a	n/a	n/a	n/a	n/a	4,026	76,293	n/a	n/a

OPTION EXERCISES AND STOCK VESTED – 2007
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis W. Doll	n/a	n/a	-	-
A. Bruce O’Connor	n/a	n/a	1,333	25,234
Ronald F. Williams	n/a	n/a	1,333	25,234
Richard M. Risoldi	n/a	n/a	533	10,090
Kenneth J. Quinn	n/a	n/a	-	-

PENSION BENEFITS – 2007
Name	Plan	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dennis W. Doll	MWC Pension Plan	3	23,684	0
A. Bruce O'Connor	MWC Pension Plan	18	147,960	0
Ronald F. Williams	MWC Pension Plan	13	207,960	0
Richard M. Risoldi	MWC Pension Plan	18	116,663	0
Kenneth J. Quinn	MWC Pension Plan	6	69,947	0

All employees, including the Executive Officers, who receive pay for 1,000 hours during the year, are included in the Company's Qualified Defined Benefit Pension Plan (Qualified Plan). Under the noncontributory Qualified Plan, current service costs are funded annually as allowed under Internal Revenue Service guidelines. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee's Social Security benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by years of service achieved and not to exceed number of years of service achieved at normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date.  The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

Ronald F. Williams and Kenneth Quinn are currently eligible to receive early retirement benefits under the Retirement Plan in the event either of these two Named Executive Officers retires.  If either elected to receive early retirement benefits, such benefits would be at a reduced level as defined under the Retirement Plan for any eligible employee who elects early retirement.  No other Named Executive Officer has reached the minimum age and service requirements to receive early retirement benefits under the Retirement Plan.  No lump sum payment of accumulated retirement benefits is provided under the Plan.

DIRECTOR COMPENSATION – 2007
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Annette Catino	27,200	n/a	n/a	n/a	n/a	-	27,200
John C. Cutting	29,300	n/a	n/a	n/a	n/a	-	29,300
John R. Middleton, M.D.	28,000	n/a	n/a	n/a	n/a	-	28,000
Stephen H. Mundy	6,500 (1)	n/a	n/a	n/a	n/a	-	6,500
John P. Mulkerin	29,800	n/a	n/a	n/a	n/a	-	29,800
Walter G. Reinhard	28,100	n/a	n/a	n/a	n/a	-	28,100
Jeffries Shein	30,800	n/a	n/a	n/a	n/a	-	30,800
J. Richard Tompkins	70,933 (2)	n/a	n/a	n/a	n/a	4,167 (3)	75,100

(1) Mr. Mundy earned the fees as a Director Emeritus.
(2) Effective February 1, 2007, Mr. Tompkins’ Chairman’s Retainer was increased to $50,000 annually, which along with the Annual Retainer of $12,000 brings his total Retainer Fees to $62,000 annually.
(3) Fees paid to Mr. Tompkins under a Consulting Agreement which terminated January 31, 2007.
 Note:  Dennis W. Doll, who is also a director, does not appear on this tale since his director compensation appears in the “All Other Compensation” column of the Summary Compensation Table.

DIRECTORS’ ANNUAL RETAINER AND MEETING FEES

For 2007, Middlesex Water Company paid each of the Board members who are not employed by the Company (“outside Directors”) an annual retainer of $12,000 payable in monthly installments.  In addition, effective February 1, 2007, the Chairman of the Board received a Chairman’s retainer in the annual amount of $50,000 payable monthly. The annual retainer for the Director Emeritus was $6,000 and is subject to review and approval annually.

The Board meeting fees for outside Directors amounted to $800 per Director for each Board meeting attended.  The Board meeting fee for Board members who are employed by the Company (“inside Directors”) amounted to $400 per meeting.  The Board meeting fee for any Director Emeritus was $500 per meeting.

The Board committee meeting fees for outside Directors amounted to $500 per Director for each Board committee meeting attended.  Additionally, each Committee Chairperson is paid an annual fee of $1,000, which is generally paid in October of each year.  In the event that a Special Board or a Special Committee meeting via teleconference is held, the meeting fees for outside Directors are $400 and $200 per meeting, respectively.

CHANGE IN CONTROL AGREEMENTS

The Company has Change In Control Agreements with the Named Executive Officers and other Executive Officers of the Company.  These agreements generally provide that if the executive is terminated by the Company, other than for death, disability, retirement, cause (as defined in the agreement), or if the executive resigns for Good Reason (as defined in the agreement) within three (3) years after a Change In Control of the Company as defined in the agreement, the executive is entitled to receive, (a) a lump sum severance payment equal to three (3) times the executive’s average total compensation for the five (5) years prior to the termination; (b) continued coverage for three (3) years under any health or welfare plan in which the executive and the executive’s dependents were participating; and (c) an additional amount equal to the amount of federal Excise Tax, if any, that is due or determined to be due resulting from the severance payments or any other payments under the agreement.  The benefits under any health or welfare benefit plan could end earlier than three (3) years from the date of termination and would end on the earlier to occur of (i) the date the executive becomes covered by a new employer’s health and welfare benefit plan, or (ii) the date the executive becomes covered by Medicare.  Also, coverage for the executive’s dependents could end earlier than any of these dates if required by the health or welfare benefit plan due to age eligibility.

After the third anniversary of a Change In Control, if the executive’s employment by the Company shall be terminated by the Company other than for cause, death, retirement or disability, or by the executive for Good Reason, then the executive is entitled to receive a lump sum severance payment equal to one and one half times the executive’s average total compensation for the five (5) years prior to the occurrence of the circumstance giving rise to the termination.

In addition to the benefits to be paid to the executive as noted above on or before the third anniversary of the Change in Control, the Company shall pay the executive any deferred compensation, including, but not limited to, deferred bonuses allocated or credited to the executive as of the date of termination.  Also, any outstanding restricted stock grants awarded to the executive under the Company’s stock plans, which are not vested on termination, shall immediately vest.

A Change in Control may also lead to the payment of benefits to the Named Executive Officers and other Executive Officers, who are participants under the Company’s Supplemental Executive Retirement Plan (“SERP”).  Under the SERP, if an executive leaves the Company’s employ, under the terms of a Change In Control agreement within five years of the Change In Control under any of the following circumstances: (a) the executive’s employment with the Company is terminated by the Company other than for cause; (b) the nature and scope of the executive’s duties or activities with the Company or its successor are reduced to a level significantly below that which the executive had enjoyed immediately prior to the Change in Control; or (c) the executive’s base salary is reduced; or (d) if the Change in Control is preceded by the Company terminating the executive’s employment with the Company without cause during the six month period prior to the occurrence of the Change in Control, the executive shall be entitled to receive an annual retirement benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as more particularly set forth in the SERP.  Such annual retirement benefits shall commence within sixty days after the later of (a) the executive’s Normal Retirement Date, or (b) the executive’s retirement or termination of employment with the Company or its successor.  Unless the executive elects and receives approval of an alternative form of payment under the SERP, the executive shall receive the annual retirement benefit each year for fifteen years payable in monthly installments.

Notwithstanding the foregoing, if an executive leaves the Company’s employ under the terms of a Change In Control agreement and within the time frame and for the reasons discussed above, then, at the executive’s sole option, the executive may elect to receive a reduced benefit equal to 75% of the executive’s Compensation (and in some cases, 50% of Compensation) reduced by certain other benefits as prorated as set forth in the SERP.  Such benefit shall commerce within sixty days after the executive terminates employment with the Company or its successor.

The following table indicates the potential value the Named Executive Officers would receive under the various employment scenarios listed, including those relating to a Change In Control.  All scenarios use December 31, 2007, the last business day of the Company’s last completed fiscal year, as the date for the triggering event set forth in the schedule.  Additionally, the potential values to each of the Named Executive Officers also include the present value of accumulated benefits under the SERP assuming that each Named Executive Officer made an election to receive such benefits within sixty days after the executive terminates employment with the Company or its successor.

Name	Compensation paid during calendar year 2007 (using definition of “Compensation” under the Agreement)	Termination Before Third Anniversary (1)	Termination After Third Anniversary (2)
Dennis W. Doll	$309,493	$1,609,115	$1,028,815
A. Bruce O’Connor	$218,446	$1,007,197	$ 597,610
Ronald F. Williams	$204,070	$1,110,979	$ 728,348
Richard M. Risoldi	$174,490	$ 831,916	$ 504,746
Kenneth J. Quinn	$157,516	$ 837,190	$ 541,847

(1) Compensation and other benefits paid following termination on or before the third anniversary of the Change in Control.
(2) Compensation and other benefits paid following termination after the third anniversary of the Change in Control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the 2007 Compensation Committee were Annette Catino, John R. Middleton, M.D., and Jeffries Shein. During 2007, no member of the Compensation Committee was an officer or employee of the Company or a subsidiary.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors administers the compensation program for the Named Executive Officers and the other executive officers of the Company (hereinafter, collectively referred to as the “Executive Officers”).  The Committee for the year 2007 was composed of three independent Directors:  Annette Catino, John R. Middleton, M.D., and Jeffries Shein.  The Committee is responsible for setting and administering the policies that govern annual base compensation and incentive compensation.  The full Board of Directors approves policies and recommendations developed by the Committee.  The Compensation Committee annually reviews and adopts its Charter which it then recommends for adoption by the Board of Directors.  The Board of Directors has adopted a written Charter for the Compensation Committee, which is available on the Company’s website at www.middlesexwater.com.

The Company’s compensation objectives and policies applicable to the executive officers seek to incent the advancement of three corporate priorities which are desirable and necessary for the Company to achieve its expressed vision and strategy in the creation of long-term shareholder value.  Those corporate priorities are (1) profitable growth; (2) operational excellence; and (3) developing the technical and management skills of the Company employees.  In order to achieve the vision of the Company, and execute the strategies needed to achieve that vision, the Company’s compensation and benefits programs are designed to (a) attract and retain qualified executives; (b) support short and long-term goals and objectives of the Company; and (c) appropriately reward individuals for their contribution to the Company’s success.  These programs are directly related to the creation of value for shareholders through progress in the three corporate priorities listed above.

The Committee meets with the Chief Executive Officer to review his evaluation of the performance of the other executive officers and meets with the Chief Executive Officer to evaluate his performance.  The Committee reports on all executive evaluations to the full Board of Directors.

Base salary levels are reviewed annually and are benchmarked against other companies, both utilities and non-utilities, at the State and national levels.  Independent salary studies are periodically conducted with the assistance of an outside consultant retained by the Committee.  Salaries for satisfactory performance are targeted at the median of the competitive market.  Individual performance of each executive is given appropriate consideration when setting salaries against the competitive market data.

In late 2007, the Compensation Committee retained the services of a national executive compensation consulting firm to conduct a study with respect to the executive compensation and the director compensation paid by the Company.  The nature of the assignment was to have an independent third party firm conduct a comprehensive review of executive compensation to ensure the Company’s pay practices are aligned with the market and best practices, and to review director compensation relative to the market trends and practices related to board total compensation.  For analysis purposes, the consulting firm utilized a direct water peer group, a water utility specialty survey, a general industry survey and a broad utilities survey.  The executive and director compensation reported herein does not reflect any changes that may result from the above study.

The factors and criteria upon which the Chief Executive Officer’s compensation is based generally include those discussed with respect to the other executive officers.  In addition, the Compensation Committee examines the effectiveness with which the CEO is managing the performance of the executive team.  Among the criteria to be used for evaluation are the following:  (a) Financial – to review the establishment and achievement of appropriate short and long-term financial objectives for the Company. (b) Operational – to determine that appropriate policies, procedures, processes and programs have been established and implemented so the Company is compliant under relevant regulatory polices and that opportunities and vulnerabilities are appropriately managed; to ensure the development of effective recruitment, training, retention and succession plans; to ensure the Company is both developing and executing initiatives on a timely basis; to promote efficiency and continuous improvement so results are tied to the strategic plan and budget that are focused on increased shareholder value, the quality of service delivery and employee satisfaction; and (c) Leadership – to ensure the CEO is leading the Company and setting strategies and philosophies that are well understood, widely supported, consistently applied and effectively implemented and which include setting standards for strong safety and ethical compliance.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company.  Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy and incorporated by reference into the Company’s annual report on Form 10-K.

Year 2008 Compensation Committee
Jeffries Shein, Chairman
Annette Catino
John R. Middleton, M.D.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four independent directors, one of whom is designated by the Board as the “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission.  The Committee for the year 2007 was composed of:  Annette Catino, John C. Cutting, John R. Middleton, M.D. and John P. Mulkerin.  The Audit Committee operates under a written Charter adopted by the Board of Directors and is reviewed and adopted annually by the Committee and the Board of Directors.  The Charter is available on the Company’s website at www.middlesexwater.com.

Management is responsible for the Company’s financial statements and internal controls. The Company’s independent accountants, Beard Miller Company, LLP, are responsible for performing an independent audit of the Company’s annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.  The Committee’s responsibility is to oversee the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In this context, the Committee has met and held discussions with management and the independent accountants.  Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated audited financial statements with management and the independent accountants.  The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which includes, among other things:

•	Changes in significant accounting policies;
•	The process used by management in formulating accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of these estimates;
•	Disagreements, if any, with management over the application of accounting principles;
•	Audit adjustments; and
•	Disclosures in the financial statements.

The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants the firm’s independence with respect to Middlesex Water Company and its management. The Committee has the sole authority to pre-approve permitted non-audit Company services performed by the independent accountants and has considered whether the independent accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

Based on the Committee’s discussions with management and the independent accountants, the Committee’s review of the audited financial statements, the representations of management regarding the audited financial statements and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The Committee also discussed with senior management the process used for the establishment and maintenance of disclosure controls and procedures in quarterly and annual reports which is required by the Securities and Exchange Commission (SEC) and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

The Committee met privately with the independent auditors who have unrestricted access to the Audit Committee.

Year 2008 Audit Committee
John P. Mulkerin, Chairman
Annette Catino
John C. Cutting
John R. Middleton, M.D

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

On March 31, 2006, Beard Miller Company LLP was approved and appointed by the Audit Committee as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2006, succeeding Deloitte & Touche LLP.  Aggregate fees billed to the Company for the years ending December 31, 2007 and 2006 by Beard Miller Company LLP are as follows:

	Year Ended December 31,
	2007	2006

Audit Fees {a}	$306,715	$328,865
Audit-Related Fees	-	-

Total audit and audit-related fees	$306,715	$328,865

Tax Fees {b}	$13,650	$13,470
All Other Fees	-	-
Total Fees	$320,365	$342,335

{a}  In 2007 and 2006, audit fees were incurred for audits of the financial statements and internal control over financial reporting of the Company, an audit of the financial statements of a subsidiary of the Company, and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q. Also in 2006, the audit fees include $25,163 for services rendered in connection with the common stock offering.
{b}  Includes 2007 and 2006 fees for the preparation of tax returns of $13,650 and $13,470, respectively.

The Company paid Withum Smith + Brown LLP $21,352 and $20,334 in fees during 2007 and 2006, respectively, for the audits of the Company’s employee benefit plans.

The Audit Committee has established pre-approval policies and procedures for all audit and non-audit services to be performed by Beard Miller Company LLP.  The Audit Committee approves 100% of the services related to Audit-Related Fees, Tax Fees and All Other Fees in excess of $5,000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ATTENDANCE AT ANNUAL MEETING

Representatives of Beard Miller Company LLP will be present at the meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission.  Should a stockholder intend to present a proposal at the annual meeting to be held in the year 2009, you must submit your proposal to the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, not later than December 12, 2008, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2009 Annual Meeting.

OTHER MATTERS

The management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting.  If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

MINUTES OF 2007 MEETING OF STOCKHOLDERS

The minutes of the 2007 meeting of Stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.

By Order of the Board of Directors,

KENNETH J. QUINN
Vice President, General Counsel,
Secretary and Treasurer

Iselin, New Jersey
April 11, 2008

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files an Annual Report on Form 10-K with the Securities and Exchange Commission.  Additional copies of the 2007 Annual Report on Form 10-K filed by the Company, including the financial statements and schedules, but without exhibits, can be mailed without charge to any shareholders.  The exhibits are obtainable from the Company upon payment of the reasonable cost of copying such exhibits.  The 2007 Annual Report on Form 10-K can also be found on the Company website at www.middlesexwater.com.  Shareholders can request this information by phone at 732-634-1500, ext. 216, e-mail kquinn@middlesexwater.com or by mail to Kenneth J. Quinn, Vice President, General Counsel, Secretary and Treasurer, Middlesex Water Company, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey  08830-0452.

EXHIBIT  A
2008 RESTRICTED STOCK PLAN

1. PURPOSE

The purpose of the 2008 Restricted Stock Plan (the "Plan") is to advance the interests of Middlesex Water Company (the "Company") and its stockholders by providing long-term incentives, in addition to current compensation, to attract and retain for the Company and its subsidiaries key executives and other employees having managerial or supervisory responsibility who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company and such subsidiaries.

In determining eligibility for an Award under the Plan, consideration is given to the achievement of goals within each Plan year.  Among the factors generally considered are (a) Financial Goals, designed to continuously improve shareholder returns;
(b) Operational Goals, a focus on training, development, operational excellence and service quality; and (c) Leadership Goals, designed to instill a Company culture based on ethical behavior, mutual respect, open and honest communications and continued improvement and accountability for performance.

2. ADMINISTRATION

A.  The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as such Committee is from time to time constituted, provided, however, that such Committee shall at all times be composed solely of Non-Employee Directors (as that term is defined in applicable regulations of the Securities and Exchange Commission) and shall at all times have at least two members.  If at any time the Committee is unable to meet those requirements, the Board of Directors shall administer the Plan.

B.  No member of the Committee shall be an employee of the Company or a subsidiary of the Company or shall have been eligible within one year prior to his appointment to receive Awards under the Plan or to receive awards under any other plan of the Company or its subsidiaries under which participants are entitled to acquire stock, stock options or stock appreciation rights of the Company or any of its subsidiaries.

C.  The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the employees to be granted Awards under the Plan, to determine the type, size, and terms of the Awards to be made to each employee selected, to determine the time when Awards will be granted, and to prescribe the form of the instruments embodying Awards made under the Plan.  The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect.  Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

D.  No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith under the Plan or in connection with any Award, except those resulting from such member's own gross negligence or willful misconduct.

E.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee and any officer or employee acting on behalf of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member or officer or employee, as the case may be, shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member, officer or employee, undertakes to handle and defend it on her or his own behalf.

3. PARTICIPATION

A.  Employees.  The Plan shall be a plan limited to officers and a select group of employees as determined by the Committee.  Subject to the provisions of the Plan, the Committee shall have exclusive power to select the officers and other employees of the Company and its subsidiaries to be granted Awards under the Plan, but no Award shall be made to any member of the Committee.

B.  Subsidiary.  For purposes of Awards under the Plan, an officer or employee of a subsidiary of the Company shall be considered an employee of the Company.  A subsidiary shall include any company wholly or partially-owned by the Company.

4. AWARDS UNDER THE PLAN

A.  Type of Awards.  Awards under the Plan shall consist of "Restricted Stock." Restricted Stock are common shares which are issued pursuant to Paragraph 5.

B.  Maximum Number of Shares That May Be Issued.  There may be issued under the Plan an aggregate of not more than 300,000 common shares, subject to adjustment as provided in Paragraph 7.  If any shares of Restricted Stock shall be reacquired pursuant to the right described in Paragraph 5 below, or if any common shares awarded under the Plan shall be reacquired pursuant to restrictions imposed at the time of award, such shares may again be awarded under the Plan.  Shares of stock which are to be awarded under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued stock.  Any issuance of authorized but unissued stock shall be approved by the Board or Committee.

C.  Rights With Respect to Shares.  An employee to whom an Award of Restricted Stock has been made shall have, after issuance of the Award and prior to the expiration of the Restricted Period or the earlier reacquisition of such common shares as herein provided, contingent ownership of such common shares, including the right to vote the same and to receive dividends thereon, subject, however, to the rights, restrictions and limitations imposed thereon pursuant to the Plan.

5. RESTRICTED STOCK

Each Award of Restricted Stock under the Plan may be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan, or may be represented in book entry form on the records of the Company’s transfer agent, or in such other manner as the Committee may determine, and shall comply with the following terms and conditions (and with such other terms and conditions as the Committee, in its discretion, shall establish):

A.  Number of Shares.  The Committee shall determine the number of common shares to be issued to a participant pursuant to the Award, as may be noted in the Minutes of Committee meetings.

B.  Purchase Price.  Each participant eligible for an Award under the Plan shall not be required to pay any consideration to the Company in connection with the making of such Award, except as specified in paragraph 10(D).

C.  Nontransferability.  Common shares issued to a participant in accordance with the Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by Will or the laws of descent and distribution, for a period of five years, or such other greater or lesser period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"), except as otherwise set forth in this Plan.

D.  Reacquisition Right.  If the participant's employment with the Company or any of its subsidiaries terminates for any reason prior to the expiration of the Restricted Period, then except as otherwise provided in subparagraph 5(F), the Company will have the right to reacquire the shares subject to the Award.  Such right to reacquire shares shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee.

E.  Enforcement.  In order to enforce the restrictions imposed upon the shares under this Plan, the Committee may require the participant to enter into an Escrow Agreement at the time of the Award.  The Escrow Agreement will provide that any Certificates for common shares issued pursuant to Restricted Stock Awards shall remain with the Company, as escrow holder, until all of the restrictions imposed under the Plan have terminated, or that any shares awarded under the Plan may be issued via book-entry into a segregated account maintained by the Company’s transfer agent and which account will be restricted until such shares vest.  The Committee shall cause a legend to be placed on any such Certificate issued under the Plan referencing the restrictions imposed under this Plan.

F.  Lapse of Restrictions.  If a participant's employment is terminated during the Restricted Period as a result of his death, disability (as defined in Paragraph 6), or retirement after age 65, the right to reacquire (and any and all other restrictions on transferability under this Paragraph 5) shall lapse and cease to be effective as of the end of the month in which such termination of employment occurred.  If the participant retires before age 65, then with the consent of the Committee, the right to reacquire shares (and all other restrictions) shall lapse, as to a number of shares (rounded up to a whole number of shares) equal to the number of shares in an Award multiplied by a fraction, the numerator of which is the number of full months of the Restricted

Period of such Award which have elapsed since the date of the Award to the end of the month in which his termination of employment occurs and the denominator of which is the total number of months in the Restricted Period of such Award.  The right to reacquire shares shall remain exercisable as to the balance of the shares.  Notwithstanding the foregoing, the Committee, upon recommendation of the Chief Executive Officer of the Company, may determine, in the case of any participant, to cancel the right to reacquire (and any and all other restrictions) any or all of the common shares subject to such Award.

6. DISABILITY

For the purposes of this Plan, a participant shall be deemed to have terminated his employment by reason of disability if the Committee shall determine that the physical or mental condition of the participant by reason of which his employment terminated was such at that time as would entitle him to payment of monthly disability benefits under the Company's Long-term Disability Benefit Plan, as may be in effect from time to time, or, if the participant is not eligible for benefits under such plan, under any disability plan of the Company or a subsidiary in which he is a participant.  If the participant is not eligible for benefits under any disability plan of the Company or a subsidiary, he shall be deemed to have terminated his employment by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under the Company's Long-term Disability Benefit Plan if he were eligible therefor.

7. DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding common shares of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment in the number or kind of shares that may be issued under the Plan, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

8. DESIGNATION OF BENEFICIARY BY PARTICIPANT

A participant may name a beneficiary to receive any share to which he may be entitled under the Plan in the event of his death, on a form to be provided by the Committee.  A participant may change his beneficiary from time to time in the same manner.  If no designated beneficiary is living on the date on which any shares become payable to a participant's beneficiary, such payment will be made to the participant's executors or administrators, and the term "beneficiary" as used in the Plan shall include such person or persons.

9. CHANGE IN CONTROL

If any party or group acquires beneficial ownership of 20 percent or more of the voting shares of the Company, or such other percentage as the law may require, or if shareholder approval is required for a transaction involving the acquisition of the Company through the purchase or exchange of the stock or assets of the Company by merger or otherwise, or if one-third or more of the Board elected in a 12-month period or less are so elected without the approval of a majority of the Board as constituted at the beginning of such period, then any rights the Company may have to reacquire shares pursuant to Paragraph 5, together with any restrictions on shares issued pursuant to this Plan under Paragraph 5, shall immediately lapse if there occurs a "Change in Control Event,” as defined in this Paragraph 9.  The occurrence of any one or more of the following events shall be deemed a "Change in Control Event" for purposes of this Plan:

(a)  a transaction is effected that requires (and receives) approval by the shareholders of the Company and such transaction is approved by the shareholders over the recommendation of the Board of Directors of the Company;

(b)  any "person" (including any individual, trust, estate, partnership or corporation), other than a person who on the effective date of this Plan is a director or officer of the Company, becomes the owner, directly or indirectly, of securities of the Company representing twenty (20%) percent or more of the combined voting power of the Company's outstanding securities, or such other percentage as the law may require; or

(c)  if, at an annual meeting of the shareholders of the Company, all of the persons recommended by the Board of Directors of the Company for election as Directors of the Company are rejected by the shareholders, and a like number of Directors as proposed by the shareholders are elected in their place.

10. MISCELLANEOUS PROVISIONS

A.  No employee or other person shall have any claim or right to be granted an Award under the Plan.  The adoption of the Plan shall not constitute a contract between the Company and the employee.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary.

B.  A participant's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except by Will or the laws of descent and distribution), including but not limited to transfers by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

C.  The Company may, but shall not be obligated to, register the Plan or the shares received as Awards with the Securities and Exchange Commission and any state securities law commission or agency.  In the absence of such registration, the shares:

(a)  will be issued only pursuant to an exemption from registration;

(b)  cannot be sold, pledged, transferred or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; and

(c)  will bear an appropriate restrictive legend setting forth the statement contained in subparagraph (b) above if issued in Certificate form.

The Company shall not be required to sell or issue any shares under Plan if the issuance of such shares would, in the judgment of the Committee, constitute or result in a violation by the participant or the Company of any provision of law or regulation of any governmental agency.

D.  The Company and its subsidiaries shall have the right to require a participant to prepay any and all federal, state or local income or other taxes required by law to be deducted or withheld with respect to any payment under the Plan.  If the amount requested is not paid, the Company may refuse to issue or transfer shares to a participant upon expiration of the Restricted Period.  The Committee may also require, in its discretion, that a participant provide the Company with an executed copy of any written election that the participant may elect to file with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, within thirty days after such election is filed.

E. With respect to unissued shares or Awards under the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment or grant of any Award under the Plan and all assets of the Company shall remain subordinate to the claims of the Company's general creditors.

F.  By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

G.  The masculine pronoun also means the feminine and the singular also means the plural wherever appropriate.

H.  The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any common shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule, or regulation.

I.  The expenses of the Plan shall be borne by the Company.

11. AMENDMENT OR DISCONTINUANCE

The Plan may be amended, terminated or suspended at any time and from time to time and retroactively by the Board, but no amendment of the Plan shall be made that would be inconsistent with the rules of the Securities and Exchange Commission or the principal securities market on which the shares are traded.

12. EFFECTIVE DATE AND APPROVALS

The Plan shall become effective and shall be deemed to have been adopted on April 1, 2008, subject, however, to (1) approval and ratification of the Plan by the shareholders, and (2) receipt of all regulatory approvals, if any, required or sought by the Company in connection with the Plan.  The Plan shall be submitted to the shareholders of the Company for their approval and adoption on or before the expiration of twelve months after the effective date of the Plan on April 1, 2008.  The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held on or before that date by vote taken in the manner required by the laws of the State of New Jersey.

No Award may be granted under this Plan until such shareholder and regulatory approvals, if any, are obtained.  If such approvals are not obtained, then this Plan shall terminate and all actions taken prior thereto shall be null and void.

Further, no Awards may be made after March 31, 2018; provided, however, that the Plan and all Awards outstanding on such date shall remain in effect until all restrictions on such outstanding Awards have either expired or been canceled.

EXHIBIT B
OUTSIDE DIRECTOR STOCK COMPENSATION PLAN

1.  PURPOSE

The purpose of the Middlesex Water Company (the “Corporation”) Outside Director Stock Compensation Plan (the “Plan”) is to promote the interests of the Corporation and its stockholders by attracting and retaining Outside Directors of outstanding ability and strengthening the link between the Corporation’s Outside Directors and the Corporation’s stockholders by paying such directors a portion of their compensation in Common Stock, thereby affording them an opportunity to share in this future successes of the Corporation.

2.  DEFINITIONS

Board – means the Board of Directors of the Corporation.
Code – means the Internal Revenue Code of 1986, as amended from time to time.
Common Stock – means the common stock, no par value, of the Corporation.
Corporation – means Middlesex Water Company.
Director Compensation – means the compensation payable to an Outside Director on an annual basis.  Such compensation consists of cash and such Common Stock as may be paid under this Plan.
Effective Date – means the effective date as specified herein.
Eligible Persons – means any Outside Director.
Grant – means the award of shares of the Corporation’s common stock hereunder.
Outside Director – means any Non-Employee member of the Board.
Participant – means any Outside Director who receives compensation under this Plan.
Plan Year – means the twelve-month period ending December 31 of each year.
Rule 16b-3 – means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Securities and Exchange Act of 1934, as amended.
Service – means service as an Outside Director of Corporation.
Shares – means shares of Common Stock of the Corporation.

3.  ADMINISTRATION

The Plan shall be administered by the Board.  The Board shall have the authority, subject to the terms of this Plan, to determine the amount of annual Grants to each member of the Board (which need not be the same for each member), any restrictions or terms applicable to such Grants, and to interpret the terms of this Plan.  Any determination made by the Board in accordance with the provisions of the Plan with respect to any Grant shall be made in the sole discretion of the Board, and all decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and all persons having an interest in the Plan.

4.  PARTICIPATION

Participation in this plan will be limited to Outside Directors of the Corporation.

If an Outside Director is elected subsequent to the beginning of the Plan Year, the Director Compensation shall be pro-rated for the period of time remaining in the Plan Year.  In addition, to the extent an Outside Director ceases his or her term prior to the end of any Plan Year, a pro rata portion of such Outside Director’s Grant hereunder may be forfeited as the Board shall determine in its sole discretion.

Participation in the Plan ceases when a participant ceases to be an Outside Director.

No Outside Director and no person claiming by, under, or through a Director shall have at any time a vested right or interest in any compensation proposed or determined under the terms, conditions, and provisions of this Plan.  All determinations, decisions, and directions shall be made by the Board and shall be final and conclusive.  The interest of any Outside Director or of any person claiming by, under, or through such Outside Director shall not be assignable or transferable either by voluntary or involuntary assignment or by operation of law and shall not be subject to the claims of any creditor.

5.  TYPE AND TIMING OF PAYMENT

The Board shall have the authority to determine the amount of the Grant for any Outside Director.  Grants shall be made annually at such time as the Board shall deem appropriate.

6.  SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided herein, the total number of Shares of Common Stock reserved and available for issuance under the Plan is 100,000.  The Shares shall be either previously authorized and unissued shares or treasury shares.  Any Shares issued under the Plan and which have been forfeited as described above shall again be available for issuance under the Plan.

7.  MERGER, CONSOLIDATION, OR OTHER ACQUISITION

In the event of a merger, consolidation, or acquisition in which the Corporation is not the surviving corporation, the Plan Year will be deemed to have ended as of the date of consummation of such event.

8.  RECAPITALIZATIONS

If as a result of the stock dividend, stock split, recapitalization (or other adjustment in the stated capital of the Corporation), or as the result of a similar transaction, the Common Stock of the Corporation is increased, reduced, or otherwise changed, the appropriate number of Shares of stock available for issuance hereunder shall be appropriately adjusted.

9.  APPROVAL AND EFFECTIVE DATE

The Plan shall be effective as of July 1, 2008 provided it is approved by the Corporation’s shareholders at the annual meeting of shareholders to be held on May 21, 2008 or, in any event, not later than twelve months following the proposed Effective Date, and further provided that all required regulatory approvals have been obtained.

10.  CONTINUATION, AMENDMENT, AND TERMINATION

Unless affected by terms of merger, consolidation, or acquisition, this Plan shall continue in effect until such time as it shall be amended, suspended, or terminated by resolution of the Board, which specifically reserves the right to such amendment, modification, suspension, or termination, subject to shareholder approval as required by law or regulation.

11.  AMENDMENT

The Plan may be amended, suspended or terminated by the Board, unless any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may be listed requires shareholder approval.

12.  EXPENSES OF THE PROGRAM

All costs and expenses of the adoption and administration of the Plan shall be borne by the Corporation and none of such expenses shall be charged to any Participant.

13.  COMPLIANCE WITH RULE 16b-3

It is the intention of the Corporation that the Plan comply in all respects with Rule 16b-3.  Accordingly, if any Plan provision is later found not to be in compliance with Rule 16b-3, that provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect.

14.  GOVERNING LAW

The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the laws of the State of New Jersey

1500 Ronson Road
Iselin, New Jersey  08830-0452
732-634-1500
www.middlesexwater.com

NEW DOVER ROAD
WOOD AVENUE
GARDEN STATE PARKWAY
LINCOLN HIGHWAY
(ROUTE # 27)
MIDDLESEX TURNPIKE
FAIRVIEW AVE.
CHAIN O' HILLS ROAD
ST. GEORGES
OAK TREE ROAD
EXIT 131
EXIT 131 B
METROPARK TRAIN STATION
GILLS
GREEN STREET
U.S. ROUTES
AVENUE
WOOD AVE. SOUTH
THORNALL STREET
LANE
AVENEL / ISELIN MEDICAL GROUP
EXIT 131 A
POW-WOW RD.
SHERATON
MIDDLESEX WATER COMPANY
ROAD
WOODBRIDGE CENTER DRIVE
WOODBRIDGE CENTER MALL
GREEN STREET
AMBOY AVE.
(ROUTE # 35)
U.S. ROUTE
MAIN STREET
EXIT 130
PARSONAGE ROAD
U.S. ROUTE
NEW JERSEY TURNPIKE
EXIT 11
TOLL PLAZA
TRAFFIC LIGHTS
MAIN STREET
N

DIRECTIONS TO MIDDLESEX WATER COMPANY

FROM GARDEN STATE PARKWAY (NORTH OR SOUTH):  Take Exit 131A to fourth traffic light.  Turn right onto Middlesex-Essex Turnpike and proceed (about 1/2 mile) to third traffic light (Gill Lane).  Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road.  Proceed past three large mirror-sided office buildings on the right.  At the sign, make a right into Middlesex Water Company.

FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH):  Take Exit 11 onto the Garden State Parkway North and follow above directions.

FROM US ROUTE NO. 1 (NORTH OR SOUTH):  Proceed to the Woodbridge Center area and follow signs to Gill Lane.  When on Gill Lane, make left turn onto Ronson Road and follow above directions.

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1500 Ronson Road
Iselin, New Jersey  08830-0452
732-634-1500
www.middlesexwater.com

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MIDDLESEX WATER COMPANY	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2008		1. Election of Directors, Nominees for Class III term expiring in 2011 are:	☐	☐	☐
The undersigned stockholder(s) hereby appoint(s) John C. Cutting and John P. Mulkerin, and each of them, proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated, all the shares of common stock of Middlesex Water Company held on record by the undersigned on March 14, 2008, at the Annual Meeting of Shareholders to be held on May 21, 2008, at 11:00 a.m., local time or any adjournment thereof.

John R. Middleton, M.D., Jeffries Shein and J. Richard Tompkins

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		2. Approval of the new 2008 Restricted Stock Plan.	☐	☐	☐
		3. Approval of the Outside Director Stock Compensation Plan.	☐	☐	☐
In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.
		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING ª			☐
If this Proxy is properly executed and returned, the shares represented hereby will be voted. If not otherwise specified, this Proxy will be voted FOR the persons nominated as directors.
Please be sure to sign and date this Proxy in the box below.	Date	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Shareholder sign above Co-holder (if any) sign above

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

MIDDLESEX WATER COMPANY c/o Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016-3572 www.middlesexwater.com

PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach a corporate seal. For joint account, each joint owner should sign.

PLEASE ACT PROMPTLY
BE SURE TO COMPLETE, SIGN AND RETURN THIS PROXY, WHETHER OR NOT YOU ELECT TO BE PRESENT
IN PERSON. ALL SIGNATURES MUST APPEAR EXACTLY AS NAMES APPEAR ON THIS PROXY.
THANK YOU

Annual Meeting of Shareholders – May 21, 2008, at 11:00 a.m.
Middlesex Water Company – 1500 Ronson Rd., Iselin, NJ

IF YOUR ADDRESS HAS CHANGED, PLEASE PRINT YOUR NEW ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH YOUR PROXY IN THE ENVELOPE PROVIDED.